                        ADOPTION AND JOINDER AGREEMENT

     This Agreement, entered into as of this 1st day of January, 1994, by and between Lipha Pharmaceuticals, Inc., a New York corporation ("LPI"), and Dey Laboratories, L.P., a Delaware limited partnership (the "Partnership");

                                 WITNESSETH:

     WHEREAS, LPI is the sponsor of the Lipha Pharmaceuticals, Inc. Employees' Retirement Plan, a defined benefit pension plan and the trust established thereunder (the "Retirement Plan") and the Lipha Pharmaceuticals, Inc. Savings and Investment Plan, a defined contribution plan and the trust established thereunder (the "Savings Plan"); and

     WHEREAS, the Retirement Plan and the Savings Plan each provide that entities under common control with LPI may adopt such plans with the approval of the Board of Directors of LPI; and

     WHEREAS, the Partnership is under common control with LPI and is the successor to the business formerly conducted by Dey Laboratories, Inc., which formerly contributed to the Retirement Plan and the Savings Plan on behalf of employees who are now employed by the Partnership; and


     WHEREAS, the Partnership desires to adopt and join the Retirement Plan and the Savings Plan as a contributing employer thereto with respect to the employees transferred from Dey Laboratories, Inc. and those individuals who become employees of the Partnership on and after the effective date of this Agreement; and


     WHEREAS, the officers of LPI have been authorized and directed by their Board of Directors, and the General Partner of the Partnership have been authorized to take such actions as may be necessary or appropriate to effectuate such adoption and joinder;

     NOW, THEREFORE, the parties do hereby agree as follows:

     1. The Partnership (i) hereby adopts and joins the Retirement Plan and the Savings Plan, effective January 1, 1994, with respect to its employees, as a contributing employer thereto, (ii) consents to all of the provisions of the Retirement Plan and the Savings Plan, as currently in effect and as the same shall be amended from time to time, and agrees to be bound thereby, (iii) agrees to contribute to the Retirement Plan and the Savings Plan on behalf of its employees as provided therein, and (iv) agrees to all other obligations, terms and conditions applicable to an employer under the Retirement Plan and the Savings Plan.

     2. The Partnership agrees that LPI shall have the sole authority to act as the sponsor of the Retirement Plan and the Savings Plan with respect to the employees of the Partnership as provided in the Retirement Plan and the Savings Plan, such authority to include, but not to be limited to, (i) the authority to amend the Retirement Plan and the Savings Plan and all ancillary documents, as each of those documents applies to employees of the Partnership (ii) the authority to determine the funding obligations of the Partnership with regard to the Retirement Plan and the Savings Plan, including reasonable expenses in connection with the operation or administration of the Retirement Plan and the Savings Plan, (iii) the authority to communicate on behalf of the Partnership with plan participants who are employees or former employees or beneficiaries of employees or former employees of the Partnership, (iv) the authority to appoint a Plan Administrator and Plan Administrative Committee on behalf of the Plans, (v) the authority to appoint one or more Trustees with respect to the trusts established under the Plans, and (vi) such other authority as may be reserved to LPI as the plan sponsor under the Retirement Plan and the Savings Plan.

     3. The adoption and joinder of the Retirement Plan and the Savings Plan by the Partnership may be terminated only by an agreement in writing signed by both parties hereto.

     4. LPI and the Partnership agree that (i) the Retirement Plan and the Savings Plan shall each constitute a "single" plan within the meaning of Section 414(l) of the Internal Revenue Code, (ii) the Retirement Plan and the Savings Plan shall each be administered by LPI as a single plan, (iv) all assets of the Retirement Plan and the Savings Plan and shall be available to pay benefits to all participant and beneficiaries in each such plan.

     5. Each employee of the Partnership who becomes a Participant in the Savings Plan and/or Retirement Plan will be credited with all service that he was credited with as an employee of Dey Laboratories, Inc. prior to the effective date of this Agreement, subject to the crediting of service provisions under the Retirement Plan and the Savings Plan.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Adoption and Joinder Agreement as of this 19th day of September, 1994 effective as of January 1, 1994.


                                   LIPHA PHARMACEUTICALS, INC.

                                   By:  /s/ Gerard L. Daniel, M.D.
                                        -----------------------------------
                                        Name:  Gerald L. Daniel, M.D.
                                        Title: President, CEO & Chairman


                                   DEY LABORATORIES, L.P.

                                   By:  Dey Laboratories, Inc.,
                                         its general partner

                                        By:  /s/ Charles A. Rice
                                             ------------------------------
                                             Name:  Charles A. Rice
                                             Title: President & CEO



                                     -2-